Exhibit 99.1

Slide 1: Cover Slide

FIRST UNITED CORPORATION

2015 Annual Meeting of Shareholders Presentation

May 14, 2015

BILL GRANT

Slide 2: Bill Grant

Good Morning fellow shareholders, and welcome to the 2015 Shareholders Meeting. I appreciate your interest in attending and for your support over the last year.

Slide 3: Forward-Looking Statements

Before we begin with our presentations, I need to direct your attention to the Forward Looking Statement Disclosure, which is displayed on the screen for you.

Our format today will follow the same order as we have taken over the last several years. We have heard from several of you that this format is informative, helpful, and at times, enjoyable. You will hear from several of your executive officers who will report on their areas of responsibility. It is now my pleasure to welcome to the podium your President, Carissa Rodeheaver, who will provide a review of our financial statements.

CARISSA RODEHEAVER

Slide 4: Carissa Rodeheaver

Good Morning!

Slide 5: 2014 Living our Story

Today, I will review our financial performance for 2014, and briefly discuss highlights of our performance in the first quarter of 2015. For more detail, I encourage you to read the discussion of our financial condition and results of operations in our 2014 Annual Report on Form 10-K and our most recent earnings release for the first quarter of 2015, which are available to all shareholders on our website.

The theme of our recent annual report was focused on living our story through the years. As a community bank with over 100 years of history, we believe in being involved in our communities, knowing our customers and providing them uncommon service and effective financial solutions. This focus on our communities and deepening of customer relationships sets us apart from our competition and sets the stage for solid financial performance in the future. We believe that deepening our relationships will lead to new loan and deposit opportunities, enhanced fee income and more efficiencies, and, accordingly, higher net income.

Slide 6: 2014 Initiatives

At last year’s meeting, I indicated that our 2014 initiatives would be to improve asset quality, strengthen core earnings and begin execution of key strategic capital initiatives. We did indeed see improvement in the quality of the assets on our balance sheet and were successful in execution of the first phase of our capital plan. Earnings, however, were not as robust as we planned, as they were hampered by the reduced interest income on loans and investments.

Slide 7: 2014 Initiatives: Improve Asset Quality

It is important that we start with our first initiative, asset quality, as it directly impacts financial performance, particularly earnings and capital. Higher risk leads to higher provision expense, higher losses and lower earnings. While still elevated, asset quality ratios continued to improve in 2014.

Slide 8: Trends in Adversely Classified Assets

The main ratio we monitor with respect to asset quality is the coverage ratio. This ratio compares our exposure to substandard loans and investments and other real estate owned to our tier one capital plus capital that has been set aside in the allowance for loan losses. It is essentially a measure of the risk that these adversely classified assets pose to our capital and is the red line represented on this chart. As a result of reducing substandard loans and investments and other real estate owned, we have successfully reduced our adversely classified assets as a percentage of capital from a high of 162% in 2010 to 61% as of December 31, 2014. The blue portion of each bar represents the substandard loans, the purple represents other real estate owned and the green represents the downgraded investments in collateralized debt obligations. Each of these asset classes showed improvement in 2014. Later in today’s presentation, Bev will share additional ratios used to monitor asset quality and the significant improvement we have experienced over the past several years.

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Slide 9: Providing for Loan Losses

While continuing to resolve our adversely classified assets, we have recognized the importance of maintaining the overall level of our Allowance for Loan Losses. Higher net charge-offs in 2014 when compared to 2013, primarily due to a large recovery in 2013 from one relationship, and loan growth resulted in slightly higher provision expense in 2014. The gap between the net charge-offs and the provision expense continues to reflect the conservative nature of our allowance methodology. We believe that our continued recognition of losses in our portfolio, our early identification of problem loans and our solid allowance for loan loss methodology signify the reduced risk in our portfolio and that our capital levels, which will be discussed later, provide sufficient protection for the identified risk and potential risk in our balance sheet.

We continue to recognize that another way of reducing risk on the balance sheet is to ensure that the new loans we book are of high credit quality. I will note, however, that higher quality borrowers have a choice in their banking partners and, as a result, the yield on these loans tends to be lower, which does have an impact on the net interest margin.

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Slide 10: 2014 Initiatives: Strengthen Core Earnings

The next area of focus in 2014 was on strengthening our core earnings. The Bank’s earnings are driven by core components including net interest income, lower cost deposits, fee income and expense control. The most impactful of these is net interest income, which is interest earned on loans and investments less interest paid on deposits and borrowings. To this we add non-interest income, which includes trust and investments income and service charge income. Finally, we subtract operating expenses. Core income generally does not include gains and losses booked on the sale of investments and other real estate owned. 2014 earnings per common share was $.48, down from 2013’s earnings per common share of $.76. I will discuss the drivers behind this as we review the next couple of slides.

Slide 11: Net Income Available to / Net (Loss) Attributable to Common Shareholders

Consolidated net income available to common shareholders for the year ended December 31, 2014 was $3.0 million compared to the net income available to common shareholders of $4.7 million in 2013. The decline in net income during 2014 was primarily due to reduced interest and fees on loans. This was the result of lower than expected loan growth and the low interest rate environment which led to loans on our books re-pricing at lower rates and our new loan production booked at rates that were lower than those earned on loans that were repaid. We were able to offset some of the reduced loan income through increased investment earnings and lower interest expense. The lower interest income led to a lower net interest margin as we will see on the next slide. Non-interest income was slightly higher in 2014 as compared to 2013 due primarily to growth in our trust and investments income, offset somewhat by lower service charge income. Expense control continued to contribute to positive results in lowering our operating expenses. Core earnings were further offset by net losses attributable to the valuation and sale of other real estate owned.

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Earlier this week, your Company announced positive earnings for the quarter ended March 31, 2015 of $693 thousand, down from the first quarter of 2014. The decrease in net income available to common shareholders continues to be driven by the lower interest income on the loan portfolio.

Slide 12: Net Interest Margin

Net interest income is the difference between the interest we earn on loans and investments and the interest that we pay on deposits and other borrowings. Net interest income is measured by the net interest margin. Through 2012, we strengthened our margin by adhering to our pricing discipline, continuing to shift the composition of our deposit base and reducing our non-performing assets. We were successful in maintaining our margin during 2013, but, as expected, we experienced a decrease in 2014 to 3.00%, from 3.25% in 2013. As mentioned earlier, the decrease was driven by lower interest income on loans, as we continued to see our existing loans re-price at lower rates and booked new loans at lower rates due to the low interest rate environment and competitive pressures. While we did experience loan growth, it was primarily in our mortgage portfolio and these loans tend to have a lower rate than commercial loans. We continued to be pleased with the shift in our deposit mix, which resulted in lower interest expense and lower costs on our other liabilities. The margin increased slightly to 3.07% for the first quarter of 2015 when compared to December 31, 2014.

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Slide 13: Trend in Total Assets

Margin and core earnings are strongly influenced by asset growth and the composition of our asset mix. As you can see on this chart, asset growth was relatively flat from December 31, 2013 through December 31, 2014, as loan growth was offset by decreases in cash balances, investments and other assets.

Slide 14: Balance Sheet- Asset Mix

Since 2011, we have seen only slight changes in the asset mix for the Bank, which still shows that we are predominantly invested in loans. This can be seen in the green section of these charts. There has been a shift from loans to investments due to reduced loan demand over the past several years.

Slide 15: Trend in Loan Balances

2014 resulted in an increase in loan balances, primarily driven by mortgage loans. This was the first increase in loan balances since 2008. Commercial loan production was strong but was offset by loan repayment, principal pay downs, normal amortization and charge-offs. As we work to improve asset quality, we are forced to encourage some of our borrowers to accelerate their plans to sell property or to look for alternative financing. While improving asset quality, this does have a direct impact on our loan balances. Although we saw no net loan growth for the first quarter of 2015, the pipelines for both commercial loans and mortgage loans are robust and we expect to see our growth pick up over the next several quarters. R.L. will be discussing the composition of the commercial loan portfolio and Jason will touch on our mortgage portfolio a little later in the presentation.

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Slide 16: Trend in Deposits

Because we had cash to fund the loan growth in 2014, we continued to focus our attention on the right composition of deposits. While we maintained flat deposit balances, this slide illustrates the 2013 and 2014 shift towards lower cost, core retail deposits. This shift can be seen as the retail CDs, or the red portion of the bars, and the brokered deposits, or the green portion of the bars, have decreased from earlier years, and the core retail deposits, or the blue portion of the bars, are increased. The result of this shifting deposit mix was a lower cost of funds, partially offsetting the decline in interest income. However, given the extended period of low interest rates, we do believe that our deposit rates have bottomed out and do not expect to see significant changes in interest expense for the foreseeable future. Robin will discuss our retail strategies a little later in the presentation.

Slide 17: Other Operating Income

Other operating income for 2014, excluding gains and losses, increased slightly over 2013, as we saw growth in our trust and investments income and income earned on bank owned life insurance, offset by declining service charge income. Increased bank owned life insurance was driven by the receipt of a one-time death benefit. The decline in service charges was primarily due to reduced income from overdraft fees as a result of recent regulations and the shift in our core deposits as we continue to grow our business checking accounts.

Slide 18: Operating Expense

Total operating expenses decreased in 2014 by $2.2 million as compared to 2013. The main contributors were the decreases in other real estate owned expenses due to the reduced valuation allowances and lower salaries and employee benefits. The reduction in salaries and benefits was due to lower incentives and the reduced costs of insurance attributable to the successful wellness program the Bank promotes for our employees. We will continue to look for opportunities to reduce costs in our banking network, through continued implementation of technology, evaluation of our branch network and through vigilant monitoring of our spending.

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Slide 19: 2014 Initiatives: Execute Capital Strategy

Much of our theme for the last several years has been strengthening our capital ratios to provide insulation against the risk in the balance sheet and in preparation for the eventual adoption of the new Basel III capital rules. Basel III is an international framework of regulations designed to increase capital and liquidity levels. U.S. federal banking agencies finalized the Basel III framework applicable to domestic banks during 2013. This was a continued focus for 2014 in addition to our desire to resume the payment of interest due under our trust preferred debt and quarterly dividends due on the outstanding shares of Series A Preferred Stock that the Corporation issued to the U.S. Treasury as part of the Capital Purchase Program, both of which we elected to defer at the end of 2010, and to effect a change in the capital mix for the Corporation.

Slide 20: Corporation Remains Well-Capitalized

Capital levels at the Corporation continued to grow throughout 2014, positioning the Corporation to resume payment of interest on the trust preferred debt and dividends on the Series A Preferred Stock. This was the first step in our plan of shifting the capital composition of First United Corporation. As noted on this chart, the capital ratios continued to grow as a result of earnings. The interest on our trust preferred debt and dividends on our Series A Preferred Stock were accrued in earnings every year and terminating the deferrals did not have an impact on the ratios. The black bar on this chart represents those levels where an institution is considered to be well-capitalized by the banking regulators. During the first quarter of 2015, the Corporation and the Bank implemented the first phases of Basel III with little impact. Ratios continue to be strong and to provide sufficient protection for the identified risk and potential risk in our balance sheet.

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Slide 21: Resumption of Payments on TRUPs and CPP

In early 2014, the Bank received approval from its regulators to pay cash dividends to the Corporation for the purpose of allowing the Corporation to resume the payment of interest under the trust preferred debt and quarterly cash dividends on the Series A Preferred Stock and to pay all interest and dividends that had accrued during the deferrals. At the same time, the Corporation received approval from the Federal Reserve Bank of Richmond to make those payments. This slide demonstrates the Bank’s dividends and the Corporation’s payments. We remain current on all payments to date.

During the fourth quarter of 2014, the U.S. Treasury auctioned its shares of the Corporation’s Series A Preferred Stock. All shares were sold to third party investors at a premium, which we believe reflects the value that they see in this investment.

Slide 22: Components of Capital

Going forward, we are focused on shifting the mix in our capital composition to higher levels of tangible common equity, which is represented by the dark blue portion of this chart. Our plans include the continued payment of both the quarterly interest due on our trust preferred debt and the quarterly dividends due on the Series A Preferred Stock ,which are part of the red, green and light blue sections of the chart. This should result in a lower cost structure to our capital and should enable the Company to focus on growth and the resumption of a cash dividend on the common stock. Our ability to pay cash dividends on the common stock will be dependent upon the key initiatives of repaying the higher cost debt and equity and strengthening our core earnings. The Board is very focused on resuming the payment of cash dividends on the common stock.

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Slide 23: 2015 Initiatives

As we move through 2015, it is our goal to continue to profitably grow our assets while maintaining high credit quality, to focus on core earnings and increased fee income and to increase our tangible equity, with the ultimate goal of providing a higher return to our shareholders. As you hear from others on our management team, you will better understand the strategy and action items that we have employed, and will employ, to accomplish this goal.

At this time, I will turn it over to our Senior Vice President and Chief Credit Officer, Beverly Sines.

BEVERLY SINES

Slide 24: Beverly Sines

Thanks Carissa. Good morning.

Slide 25: Delinquency Ratio

As the economy continued to improve during 2014, so did the repayment performance of the Bank’s loan portfolio. Average loan delinquency dropped to the lowest level in six years with a year-end average of 1.58%.

Slide 26: Non-Performing Loans as % of Total Loans

Non-performing loans showed significant improvement as well. Year end 2014 non-performing loans totaled just over $12 million, or 1.44% of outstanding loans at December 31, 2014. This compares favorably to 2.30% at year-end 2013 and 2.52% at year-end 2012.

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Slide 27: Net Charge-offs as % of Average Loans

The ratio of net charge-offs to average loans outstanding for 2014 totaled $4.4 million, or .49% of total loans. This number is up slightly from .34% in 2013 when recoveries on charged-off loans totaled just over $1.5 million compared to $500,000 in 2014.

Slide 28: Criticized Loans

In order to determine the probability of future credit losses, management must continuously monitor the Bank’s loan portfolio. Your Company utilizes a loan grading system which is applied to all commercial loans. Loan risk grades are used to differentiate risk within the portfolio and consider the expectations of default for each loan. Loans with an elevated level of credit risk are classified as “criticized” and are assigned a higher loss factor when determining the allowance for loan losses. The Credit Quality team, along with the support of the assigned Loan officer, has the responsibility to continuously review and reassign loan grades to both pass and criticized loans. The reviews take into consideration specific information including operating results, future cash flows, recent developments, economic conditions, and other relevant data. Increases in criticized loans are an early indicator of increased risk within the loan portfolio. Over the past five years, the Credit Quality, Credit Risk and Special Assets staffs have worked endlessly to improve the quality of your Company’s loan portfolio. Due in large part to the efforts of these associates, the amount of criticized loans has declined to its lowest level in six years.

Slide 29: Other Real Estate Owned

Despite the positive trends in the overall quality of our loan portfolio, many borrowers continued to struggle and subsequently defaulted on their obligations. As loans go through the foreclosure process, the real estate is auctioned and often acquired by the Bank. Record amounts of real estate were acquired during the great recession. During the holding period, property values continued to be measured at the lower of cost or fair value less estimated cost of disposal, and subsequent declines in value are expensed as they occur. The Special Assets Department actively markets these properties and several were sold during 2014. Other real estate owned totaled $12.9 million at December 31, 2014, representing a decrease of just over $4 million when compared to year-end 2013. During 2014, the number of properties going through the foreclosure process continued to decline, reaching the lowest level in six years. As this trend continues, over time we would expect other real estate owned to return to prerecession levels.

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Slide 30: 2015 Initiatives

Our task now is to improve upon the considerable progress that has been made and we have set our 2015 goals accordingly. Rest assured that we will work diligently to achieve these goals to lower loan delinquency, reduce nonperforming loans and net charge offs.

In closing, I would like to thank our associates in Credit Quality, Credit Risk and Special Assets; who continue to work tirelessly to promote continued improvement in the quality of your company’s loan portfolio.

At this point I will turn the podium over to R. L. Fisher, Senior Vice President and Chief Lending Officer, who will discuss our commercial lending results for 2014. Thank you.

R.L. FISHER

Slide 31: R.L. Fisher

Good morning.

Slide 32: 2014 Initiatives: Commercial Banking

At the Annual Meeting in 2014, we presented the following goals and objectives for Commercial Banking: increase loan balances, improve credit quality, build relationships, provide multiple products and services, and create value to relationships. I am pleased to provide the following update.

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Slide 33: Loan Portfolio Composition

As we review the composition of the total loan portfolio at December 2013, it reflects 43% in residential mortgages. Commercial is broken into three categories: commercial real estate, commercial and industrial, and acquisition and development. These categories total 54% of the total portfolio. In comparison, residential mortgages increased by 1%, to 44%, at December 31, 2014. The total of the three commercial categories decreased by 1%, but the mix has changed. Commercial real estate decreased from 33% to 30%, acquisition and development decreased from 13% to 12%, and commercial and industrial increased from 8% to 11%. While the percentages were relatively unchanged, the mix has been influenced.

Slide 34: Commercial Loan Balances

A three year comparative review of commercial loan balances, which includes the small business portfolio, reveals the change in the mix of the portfolio and loan balances. At year-end 2012, the commercial loan balances were $496 million, with a decline to $435 million at year-end 2013. At year-end 2014, the commercial loan balances were $448 million, an increase of $13 million over the prior year. Additionally, the portfolio realized an improvement in diversification, with a small decrease in commercial real estate and a small increase in commercial and industrial.

Slide 35: Management of Commercial Loan Portfolio

In order to share a closer look at 2014, we have separated the commercial loan portfolio managed by the Commercial Relationship Managers from the commercial loan portfolio managed by the Credit Quality team. What this reveals is that in 2014, commercial loan balances managed by the Commercial Relationship Managers increased roughly $25 million from $269 million to $294 million. During the same timeframe, the Credit Quality team was able to reduce the commercial loan balances on the adversely classified credits under their management by roughly $8 million. It will be important to continue to build on this performance in order to continue to improve the overall quality and performance of the portfolio.

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Slide 36: Credit Quality of Portfolio Managed by CRMs

Delinquency is viewed as a leading indicator of the quality of the portfolio. Delinquency of 15-89 days in the portfolio of the Commercial Relationship Managers as of January 31, 2014 was 1.60%. As of December 31, 2014, it was .39%. We are pleased with this improvement and will continue to monitor the level of performance. Non-performing assets in the portfolio of the Commercial Relationship Managers for the same period were reduced from 1.86% to .93%. Charge-offs of principal represented only one-third of the reduction in non-performing assets during the period. Overall, the credit quality trends for 2014 in the portfolio reflect improvement.

Slide 37: Commercial Loan Production

2014 brought resurgence in production in the Commercial Banking area. This was a result of an increase in business development activity, implementation and enhancement of processes, and internal collaboration. Total commercial loan production in 2014 reached $98 million. This is almost two times the level in 2013 and the highest level since 2009.

Slide 38: Commercial Banking – Building Relationships in 2014

In 2014, a renewed focus was placed on building relationships in the commercial portfolio. The goal is to provide value added services to new and existing customers and to provide solutions for all of their financial needs. In 2014, the Commercial Banking group referred and closed $2.9 million in business with First United Trust and Investments. In addition, a combined $5.7 million in consumer and residential mortgages were referred and closed through the Retail and Residential Mortgage Departments within First United. Through the production efforts, Commercial Banking provided over $470,000 in fee income to the Bank.

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This is a renewed effort and we expect continued improvement in providing multiple solutions to the needs of our customers.

Slide 39: 2015 Initiatives: Commercial Banking

The past two years reflect notable improvement in the growth and quality of the Commercial Banking Group. The foundation is in place that should support and promote the continuation of improvement in this area.

In 2015, we continue to focus on growth in loan balances, improving credit quality, and creating relationships that provide value and support growth in net interest margin.

First United has a unique opportunity in the competitive landscape of the markets we serve. We will continue to focus on deepening our relationships through offering and delivering multiple products and services to our clients. The combination of executing our story, our product offerings, and a renewed commitment to business development, has positioned First United in a way that will promote continued improvement and growth.

Thank you for joining us and I will now pass it to Jason Rush, Senior Vice President, Chief Risk Officer and Director of Operations.

JASON RUSH

Slide 40: Jason Rush

Thank you R.L., and thank you all for attending today. I would like to update you on several areas today. In particular, I will cover our residential mortgage production and servicing portfolios, trends in alternative or electronic delivery channels and our continued efforts in those areas; as well as several of the major risks or challenges we continue to manage on a daily basis.

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When we met last year, I reported that our residential mortgage group was experiencing an expected end to the boom of the refinance market. While long term fixed interest rates still continue to be extremely low, the refinance market had slowed measurably when compared to the previous several years. Most well positioned borrowers had already taken advantage of the low interest rates earlier in the cycle to refinance their mortgage. The purchase and construction market was starting to make up more of our production pipeline. The continued low interest rate environment as well as a housing market generally favoring the buyer led to increased activity in the home purchase and home construction market for our residential mortgage team in several of our market areas.

Slide 41: Residential Mortgage Production

Production stayed strong in 2014 as we focused our efforts on the available purchase and construction deals, while not sacrificing our credit quality standards. As this chart demonstrates, our production has stabilized over the past several years, first in the refinance market from 2011 through early 2013 and more recently in the purchase / construction market that we currently find ourselves in.

Slide 42: Residential Loan Servicing Portfolio

Traditionally, potential purchase or construction mortgage customers have been more accepting of adjustable rate loan products as a solution for their financing needs. The adjustable rate products better fit our appetite for interest rate risk and are more likely to be retained as a portfolio loan that we will hold as a longer term investment. This helps to drive loan growth within our residential portfolio. As you can see from this chart, the shift from refinance market to purchase market over the past several years has equated to nice growth in our mortgage portfolio.

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Slide 43: Residential Loan Servicing

We continued to manage the interest rate risk of the long term fixed rate loans by selling the loans off of our balance sheet while retaining the servicing of these loans. By maintaining the servicing of these loans internally, it gives us the opportunity to build a stronger overall relationship with the customer.

This chart shows the balance of residential mortgage loans being sold into the market, to reduce our interest rate risk, while maintaining the servicing of the relationship. Our servicing portfolio has stabilized right at $60 million over the past two years, as we have moved from the previously discussed fixed rate refinance market to the adjustable rate purchase market. The servicing portfolio will continue to be important to us as this $60 million in balances equates into more than 400 relationships in which First United services the loan attached to what is most likely the customer’s most important asset, their home. Not only does this practice allow us to better serve our customers while building additional financial service relationships but it also provides us with a new source of fee income derived from the ongoing servicing of these loans.

By offering competitive adjustable rate products as well as long term sellable fixed rate products we are able to manage our interest rate risk while offering the right products and service to fit most every residential mortgage need.

Slide 44: Delivery Channel Usage

We continue to believe that a branch or physical location is invaluable for customers making decisions regarding complex financial transactions or a hub to meet with their trusted financial advisor. However we also know that only one out of every four transactions that we process today is handled by a member of our branch staff. 76% of our transactions now occur in some electronic form, whether it be a point of sale transaction conducted with a debit card, direct deposit or an automated bill payment or transfer made via the customers smart phone.

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Slide 45: Growth in Mobile Banking Customers

Adoption of our self-service mobile banking continues to grow steadily. Mobile banking for the consumer was made available to First United customers in late 2011. Since initial introduction, we have added mobile banking for business, as well as mobile capture for both business and consumer deposits. This slide shows the overall level of adoption by our customer base over the past several years. As we continue to add additional services to our mobile offerings, including the ability for our business customers to pay bills, fund payroll or send a wire from their mobile phone, we anticipate continued high levels of interest.

Slide 46: 2015 Initiatives

As traditional branch transactions continue to decline and our customers continue to become more comfortable with alternative payments, our branches will become more streamlined, utilizing technology to help make our transactions as efficient and cost effective as possible. By better automating our branch locations, these manual tasks take less of our staff time allowing them to spend more of their time engaging with customers and recognizing additional opportunities. Several of our market areas are about to be part of the rollout of our next generation of smart ATMs. These ATMs have more flexibility in processing ordinary transactions, allowing deposits to be accepted without envelopes, while processing both cash and checks in one simple transaction. Our branches will soon be able to get our customers access to their funds quicker as debit cards will be issued immediately at account opening as well as making replacement cards available on demand. In addition, new payment options are constantly being added to our customers list of choices as Apple Pay™, CurrentC™ and peer-to-peer payments are quickly evolving into the norm in the payment arena.

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While each of these offerings allow additional conveniences as well as opportunities for us all, they also come with new risks that we must consider as well as mitigate. All of these risks require careful analysis and consideration and this is where a strong risk management program is especially important.

Slide 47: Key Elements of an ERM Program

As we balance our move into these newer payment systems, our risk management and technology teams work diligently to guard the access to our banking systems and protect our customer data. Account takeover, identity theft and breach have become everyday ordinary words though out the financial industry as thieves work within these new payment systems.

Enterprise risk management provides both a safety net against the disastrous consequences of outside events as well as unintended consequences of internal actions. As we look at risk on more of an enterprise level, we have greater balance as an organization and we are able to spend more time discussing our goals, objectives, and ways to mitigate the effects of risk taking and not risk avoidance.

In conclusion I would like to thank you for your time, your continued support and now turn the presentation over to Robin Murray, Senior Vice President and Director of Retail Banking. Thank you.

ROBIN MURRAY

Slide 48: Robin Murray

Thank you, Jason. Good morning.

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I am pleased to announce that 2014 was another year of significant progress for your Company’s core Retail Banking Team. We have remained focused on the execution of key branch initiatives, and have continued to make great strides in delivering on our strategy to enhance shareholder value, as well as maximize our earnings growth.

Slide 49: Stable Funding Sources

These teams, led by our Regional Market Presidents, have worked diligently on growing both consumer and business core deposits. Core deposit growth continues to be the foundation of our branch franchise and is a key performance ratio for this group.

This chart depicts the significant improvement in the growth of our core deposits over the last five years. This is a result of our ongoing strategy of building and deepening customer relationships. In addition, our branch associates have remained focused on changing our deposit mix to garner low cost of funds.

Slide 50: Impact of Deposit Interest Expense

This growth in low cost of funds, as well as, the low interest rate environment has had a positive impact on deposit interest expense.

As you can see from this graph, we experienced a 24% compounded annual decline in deposit interest expense over the last five years. A nice trend indeed, however, we do believe we will not have much opportunity to see significant changes in interest expense savings going forward due to the flooring of our deposit rates.

Slide 51: Customer Engagement Strategy

If you recall last year, we discussed how technology was quickly redefining customer engagement within our traditional branch franchise. As we move forward with these initiatives, it will be important to carefully integrate traditional branch banking with digital and self-service banking within each market we serve.

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This provides your Company exciting opportunities in two key components of branch transformation. The first and foremost, as always, is our people.

Each branch associate will need to be well versed in digital channels, handling routine transactions and becoming skilled at customer engagement. This concept, known as the Universal Banker, will offer opportunities to glean efficiencies within our branch franchise as well. We have redefined the roles for our branch staff and will provide training and guidance as we move through this transition.

The second component is a deep understanding of the market, and what it values in banking services across all channels. This will enable us to transform our branch to better serve our existing and prospective Community Oriented Business Owners.

It will be critical to balance customer interactions and technology needs in each of our diverse markets. How do our business owners and consumers want to interact with our branch and specialists in the age of new technology? How can we offer an easy and comfortable branch environment to engage our communities we serve?

Because we know this may be different in each market, we are working on an initiative to redesign our branches to provide a few different prototypes based on the demographics and research for that area. This transformation will mirror our brand, and meet the ever evolving needs of our unique communities.

Speaking of communities – as you viewed the slides before the meeting - it’s quite amazing to witness the true passion that comes natural for our entire staff to help many local organizations and neighborhoods. Our strength in community engagement is one more way to glean a more comprehensive understanding of the markets we serve.

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Slide 52: Customer Care Center

Undergirding all of our branch transformation efforts is our Customer Care Center. The number of customer calls continues to grow. Last year alone, these officers efficiently handled over 136,000 customer calls. They are highly responsive and dedicated in answering all calls as quickly as possible. Their average on hold time was less than 20 seconds. This team not only handles service initiatives but this group of highly trained specialists referred over $22 million dollars in products and services to their team partners last year as well. Our telephone center offers greater availability and convenience to our customers. As customers embrace technology, our customer care center will certainly be a great resource, with well trained and experienced, “live”, bankers to assist them through these emerging services and our transformation efforts.

Slide 53: Momentum for the Future!

In conclusion, the Retail Team is looking forward to a successful execution of our branch transformation strategy, building even stronger ties in our local communities and is committed to providing trusted advice to their existing and prospective customers. They are truly “living our story”! Our momentum for the future will continue to be focused on providing value to our communities, our business owners, associates and shareholders.

Thank you for your continued support. I will now turn this over to Keith Sanders, Senior Vice President and Senior Trust Officer.

KEITH SANDERS

Slide 54: Keith Sanders

Thank you and good morning. At this time I would like to share a brief overview of your Trust & Investments Department’s financial performance in 2014, as well as review of our strategies for growth in the wealth management business.

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Slide 55: Assets Under Management

The slide in front of you illustrates assets under management within Trust & Investments. We achieved a consistent growth in assets under management last year as markets continued to be driven higher by corporate revenue growth and sustained earnings growth. Despite the economic uncertainty that set a tone early in the year; markets pushed past concerns of first quarter negative GDP growth, threats of rising interest rates and the end of the Federal Reserve’s Quantitative Easing Program, allowing financial markets to experience growth in 2014.

Revenue in Trust & Investments is driven almost exclusively by assets under management. The growth in market values and successful sales results from our team propelled assets under management to an all-time high of $702 million in Trust and an additional $237 million in Investment Services.

We continue to see growth spill over into 2015, and believe that revenue will continue to expand as a result of growth in assets and successful sales performance.

Slide 56: Composition of Trust and Investments Revenue

As I just mentioned, the majority of revenue produced in Trust & Investments is derived from asset management fees charged for the professional management of our clients’ investment portfolios. We further derive revenues from the settlement of estates, providing financial planning services and transactional charges related to Investment Services. As assets under management continue to grow; so does our base for management fees.

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Slide 57: Trust and Investments Revenue

In 2014, we posted revenues of $6.1 million for the combined Trust & Investments Department. This includes new sales results of $722,000 in trust services and $1.1 million in investment services. Our 2014 revenues reflect an increase of 5.4% over 2013. We expect our talented sales and administrative teams will to continue driving revenues in 2015.

Slide 58: 2015 Initiatives: Trust and Investments

Over the past several years we have initiated strategies to organize, automate and prepare our teams for growth in the wealth management arena. We organized into regional sales teams, expanded sales teams in growth markets, automated reporting in the department, upgraded financial planning capabilities, introduced life and long term care insurance services and invested in training and educating our teams.

Our strategies in 2015 will take the work completed over the last several years and allows us to expand upon our client needs and responsibility to our shareholder.

First, we have been fortunate to have so many dedicated employees in Trust & Investments. We consistently receive praise from our customers for our investment management, as well as our customer service. As we see our employees celebrate 20, 30 and 40 year anniversaries, we realize the importance of making sure that we have trained and educated the next level of leadership within Trust & Investments. We continue to not only educate this next group of leaders, but also to expand their knowledge and experience so that they are properly equipped to take on any challenge.

Second, there is no doubt that our world has become more convoluted with new regulations and oversight from our regulators. It is important for us to educate our teams and implement policy that ensures we adhere to these new regulations, as we continue to focus on our standards of fiduciary responsibilities. What this means to our clients is that we have a legal responsibility to do what is right for the client, operate in a confidential manner, and eliminate conflicts of interest. This high standard of conduct brings our clients peace of mind and confidence in the work we do. This fiduciary status sets our Trust & Investments Department apart from other financial professionals who do not meet the same level of expectations. This is an important determining factor for why our clients come to First United for their investment management needs and why they tell their family and friends about our services.

24

Third, we continue to look for opportunities to expand our footprint. We began expanding our sales force in 2012 and identified future markets in 2013. We find ourselves in the position to now expand outside of our traditional markets and offer services to a larger audience of customers. We continue to adhere to our core initiatives of top notch investment management, superior customer service and a brand that tells our clients that we are more than investment advisors. As we take the next steps in growing the franchise, we look at ways to grow our sales force and expand our boundaries without a reliance of brick and mortar. In 2014, our most dedicated and successful teams posted in excess of $1.8 million of new business fee income. This is fantastic and I applaud our entire team for their commitment to acting in the best interest of the client.

In closing, we continue to do our best work, going about the business of managing our clients’ financial affairs. Our best prospects and customers continue to come to us the old fashioned way: by word of mouth from our existing clients. Be assured that we appreciate the trust you have placed in our Company and continue to work every day to increase our service levels and effectiveness.

25

Thank you and enjoy the rest of the afternoon. I will next turn it over to Jeannette Rudy Fitzwater, Senior Vice President and Director of Corporate Services.

JEANNETTE RUDY FITZWATER

Slide 60: Jeannette Rudy Fitzwater

Thank you, Keith. Good morning!

Slide 61: 2015 Strategic Employee Development Goal

When you speak of developing associates, there truly is no beginning or end. It’s an ongoing, thoughtful process. This is especially true as we view the future human resource needs of your company. Future associates will need to serve in numerous roles, requiring multiple skillsets. For instance, the same person who may advise you regarding your small business loan may also assist you in making your daily deposit. This is true among all divisions of your Bank. No longer may we rely on associates who have only one or two areas of expertise. The business of banking is about serving customers when and where they wish to be served, in the most productive and efficient manner.

26

At First United we recognize the need and value of developing our associates. For years we have invested in providing both internal and external learning opportunities. However today I’m pleased to share with you that your Bank is taking this effort to the next strategic level!

Slide 61: Growing Relationships

Over the last couple years, we have introduced all associates to our CARE (Consultative Approach to Relationship Engagement) training. Associates have completed training sessions aimed toward building more effective relationships with both external and internal customers. This enhanced knowledge has been met with an increased level of awareness and enthusiasm. The impact is being seen with each customer interaction.

As we move forward into 2015, our next step is to provide a greater level of self-awareness to our staff members, by providing them opportunities to engage in individualized behavior-based assessments and follow up training. The DiSC™ program is being strategically taken company-wide, with each associate completing at least one assessment and training session by year-end. Associates will learn about the strengths and challenges associated with their own communication style, be able to identify the styles of their co-workers and customers, and then they will work toward applying strategies for improving communication as a part of their daily work life. In the end, this will reduce their stress and increase overall productivity for your Company! There are numerous applications for this tool going forward, and we are committed to having it serve as a key component for First United’s coaching, learning and development into future years.

Slide 62: Growing Future Leaders

Previously I’ve spoken with you about our leadership development initiatives. Going forward under the direction of Jason Rush and Chuck Olsson, our new Chief Human Resources Officer, we will expand our program. The initial Senior Leadership Development team will move forward in their journey by taking on key roles with the execution of our strategic initiatives. They will benefit from gaining mentoring relationships with our senior executives. In 2015, another group of “emerging leaders” is being identified. They will be developed through a one year leadership certification program, benefiting directly from the mentoring of the Senior Leadership team. It’s all about growing next levels of the Company, and this is an excellent example of this cascading strategy. It serves us well in terms of positioning future leadership succession, skill development and overall employee engagement.

27

Slide 63: Growing a Learning and Development Culture

Together we are creating a “top notch” learning and development culture. Not only are we growing future leaders, we are providing growth opportunities for all associates. This year, each associate is working with their supervisors to develop and execute an Individual Development Plan. For some this may include a full multi-year curriculum and project list. For others, it may simply be completing an on-line class aimed at helping them to develop a specific skill. The goal is that the whole organization is moving forward in the same direction.

Slide 64: Growing Your Investment

Your Bank is the ideal place for associates who wish to continually improve their communication, efficiency and production. And it is soon becoming the employer of choice for those who wish to be challenged and to grow for both personal and professional reasons. We believe the result will be an even more committed workforce, who will grow their career path with First United. And for you the shareholder, it not only results in a greater sense of pride but also should contribute to our future financial performance. A smart investment in our associates is also a smart investment for our shareholders!

I’ll now turn the podium over to Carissa, who will summarize our 2015 strategic initiatives.

CARISSA RODEHEAVER

Slide 65: Carissa Rodeheaver

Repeatedly through the presentation today, you have heard us all refer to deepening our customer relationships. Another recurring theme has been quality and profitability. Overriding it all, however, has been employee engagement. Our long-term strategic initiatives are designed to allow us to achieve these objectives.

28

Slide 66: Long Term Strategic Objectives

We believe that at the core of building customer relationships is our support, engagement and heartfelt commitment to our local communities. This is the backbone of a community bank. Our support may be evident through a variety of channels. It could be financial education, providing expertise and volunteer time to local non-profits, schools and other organizations, or through our commitment to a local cause. This involvement will solidify our presence in our communities and our intent to make a difference. Deeper relationships and commitment to our communities will result in a higher awareness of community and customer needs, deeper trust in our Bank and our employees and more profitable growth.

Slide 67: Long Term Strategic Initiatives

To deliver our banking products and services, we must do so in a way that is convenient to our customers. As our world becomes more and more technologically oriented, it is imperative that delivery of our products and services must follow suit. Not only do we need to provide those services, but we need to do so in a way that every transaction and encounter with our Bank, whether it is in person, via mobile phone, ATM or internet, must look and feel the same. The branch network must be designed to be efficient and welcoming, the website must be easy to navigate and provide value, and digital delivery channels must be safe and reliable. All touch points must be uncommon and create an exceptional experience for our customers. This will build customers for life.

Slide 68: Long Term Strategic Initiatives

To deliver this type of service and solutions, our employees working in both customer service positions or in support and operations areas, must be well-trained, versatile, good communicators and they need to be empowered to provide effective solutions for all customers, every day. This requires a commitment by the directors and management to recognize and identify talent, create an engaging workplace, develop and educate our employees to become leaders and empower them to make decisions but also hold them accountable for results. This effort encompasses all employees, managers and directors.

29

Slide 69: Long Term Strategic Initiatives

Finally, we believe that by building a culture of community oriented, universal, well-trained and empowered employees and by providing them with the right channels to deliver products and services to our customers, we can provide value to every customer experience. The result will naturally be the right customers, those who value customized service and solutions, at the right price and will ultimately enhance our return to our shareholders.

Slide 70: Mission Statement

All of these strategic initiatives allow us to live our story and deliver on our mission, to enrich the lives of our customers, our employees and our shareholders through uncommon commitment to service and solution.

Slide 71: William B. Grant

At this time, I will turn the presentation back over to Bill Grant, Chairman of the Board and Chief Executive Officer. Bill, will you please join me at the podium? As many of you know, this will be Bill’s final shareholder meeting as the leader of our Company. He is blessed to be able to retire at the end of 2015 with good health and the excitement of spending time with his wife, children and grandchildren. We all know that banking will never leave his blood and we expect that he will remain active in the industry. As he retires, he leaves us with a legacy of over 35 years in banking at First United Corporation, twenty of them leading us through years of robust economy and growth, years of the most challenging regulatory and economic environment in history, and most recently, years of recovery. He has positioned our Company for many future years of profitability and growth.

30

Slide 72: Message

Please join me in standing to salute Bill Grant, our Chairman and Chief Executive Officer and to wish him the best in this next exciting phase of his life!

BILL GRANT

Slide 73: Bill Grant

I hope that these presentations have been helpful to you in understanding the strategic direction of your Company.

Today, I would like to recognize two Directors who are retiring from the Board of Directors.

Slide 74: Donald E. Moran

The first is Donald E. Moran. Don became involved in the banking industry about 50 years ago when he joined the Board of Directors of the First National Bank of Piedmont. That bank joined ours in 1988, and we were delighted that Don joined the First United Board. Since that time, he has brought all of his entrepreneurial energy and experience to bear as the Bank reached out to like-minded business people throughout our markets. He has also served with distinction as the Company’s Lead Director, and his counsel and advice were invaluable as the Bank dealt with the many issues brought about by the Great Recession. We will miss his guidance, but wish him well… I would say “in retirement”, but those that know Don understand that retirement is not in his vocabulary. We wish him well in his continued journey.

31

Slide 75: Richard G. Stanton

Our second retiring Director is Richard G. Stanton. Dick began his career in 1961, and early on worked at the Friendsville office, the very first branch of the Bank. In a career spanning nearly four decades, Dick ascended to the role of Chairman, Chief Executive Officer, and President. During his tenure, he opened the vibrant eastern markets of Hagerstown and Frederick with the strategic acquisition of Myersville Bank. Following his retirement in 1996, he has remained a vital Director for nearly twenty years. The Board has benefited greatly from his vast experience and depth of knowledge.

We will miss both Don and Dick, and wish them well in the future.

Slide 76: “Living Our Story”

In closing, I would like to return to the themes outlined in this Annual Report. As circumstances have significantly improved, we chose to outline our opportunities early in our Letter. They are many, and tremendously exciting. As we have reported at past meetings, our focus is, and continues to be, upon those community oriented business owners that work, live and play in the markets we serve, Like First United, their focus is to profitably serve their customers, and do those things which improve their communities and the lives of their employees. We have honed our relationship approach to uncovering needs and dreams, and have developed holistic solutions to assist them. We carefully listen to them so that we learn about their businesses, their goals, and their aspirations. In fact, I would like to share with you an important initiative we undertook last year.

In an effort to get even closer to our communities, we assembled six Advisory Groups; each representing a unique market served by First United. Each group is composed of a dozen or more business and civic leaders who meet with us every other month. They serve without remuneration, and their role is vital. Along with our Market Presidents and dedicated associates, they are our eyes and ears into the unique aspects of each market. They help us to better understand how First United can better engage the community, its businesses and its people. We are tremendously excited with the findings of these early meetings and what they will mean for your Company’s future. Many of our advisors have told us that we are the first bankers to ever seek them out, and understand their business.

32

Such an effort as this would not be possible if our associates were not in tune with our markets, our Mission, and our Story. They come together every day committed to meeting the needs of our customers and prospective customers in a manner that both fulfills their dreams and needs, while at the same time generating a return for our Shareholders. All this is led by the vision and dedication of a Board of Directors which is fully engaged. We thank you for your ongoing support, and look forward to serving you in the years to come.

Slide 77: Thank You!

33

First United Corporation

Annual Shareholders' Meeting

May 14, 2015

MyBank!

FIRST UNITED

Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 14, 2015

Bill Grant

Chief Executive Officer and
Chairman of the Board

MyBank!
FIRST UNITED
Bank & Trust

Bill Grant Chief Executive Officer and Chairman of the Board

Forward - Looking Statements Forward - looking statements in this presentation relating to First United Corporation’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained herein should be read in conjunction with First United Corporation’s 2014 Annual Report on Form 10 - K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website www.sec.gov or at First United Corporation’s website www.mybank4.com . Investors are cautioned that forward - looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in First United Corporation’s 2014 Annual Report on Form 10 - K filed with the SEC under the section, ‘Risk Factors’ in Part 1, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements. First United Corporation does not assume any duty to update any forward - looking statements . 3

Carissa Rodeheaver

President and
Chief Financial Officer

MyBank!
FIRST UNITED
Bank & Trust

Carissa Rodeheaver President and Chief Financial Officer

LIVING OUR STORY

THROUGH THE YEARS

MyBank!

FIRST UNITED

MyBank!
5

Living Our Story 5

2014 Initiatives » Improve Asset Quality » Strengthen Core Earnings » Execute Capital Strategy 6

2014 Initiatives: Improve Asset Quality Risk Higher Provision Expense Higher Losses Lower Earnings 7

Trends in Adversely Classified Assets

Adversely Classified Assets (millions)
$300
$250
$200
$150
$100
$50
$0
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
2010
2011
2012
2013
2014
Adv Classified Loans
Other Real Estate Owned
Adv Classified CDOs
Corp Coverage Ratio

MyBank! 1

8

Trends in Adversely Classified Assets 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% $0 $50 $100 $150 $200 $250 $300 2010 2011 2012 2013 2014 Adversely Classified Assets (millions) Adv Classified Loans Other Real Estate Owned Adv Classified CDOs Corp Coverage Ratio 8

Providing for Loan Losses

$25
$20
$15
$10
$5
$0
Millions
Provision
Net Charge-offs
Allowance
2010
2011
2012
2013
2014

9

$0 $5 $10 $15 $20 $25 2010 2011 2012 2013 2014 Millions Provision Net Charge-offs Allowance Providing for Loan Losses 9

2014 Initiatives: Strengthen Core Earnings

Core Earnings
Interest Expense
Operating Expense
Interest Income
Service Charge Income
Trust & Investments Income

10

2014 Initiatives: Strengthen Core Earnings 10

Millions
$6
$4
$2
$0
-$2
-$4
-$6
-$8
-$10
-$12
-$11.8
$2.0
$3.0
$4.7
$3.0
2010
2011
2012
2013
2014

MyBank! 1

11

Net Income Available to / Net (Loss) Attributable to Common Shareholders -$12 -$10 -$8 -$6 -$4 -$2 $0 $2 $4 $6 2010 2011 2012 2013 2014 - $11.8 $2.0 $3.0 $4.7 $3.0 Millions 11

Net Interest Margin

3.5%
3.3%
3.0%
2.8%
2.5%
2.71%
2.96%
3.30%
3.25%
3.00%
2010
2011
2012
2013
2014

12

Net Interest Margin 2.71% 2.96% 3.30% 3.25% 3.00% 2.5% 2.8% 3.0% 3.3% 3.5% 2010 2011 2012 2013 2014 12

Trend in Total Assets

Millions
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$300
$1,696
$1,391
$1,321
$1,334
$1,332
2010
2011
2012
2013
2014

13

Trend in Total Assets $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 2010 2011 2012 2013 2014 $1,696 $1,391 $1,321 $1,334 $1,332 Millions 13

Balance Sheet - Asset Mix

2011
18%
5%
11%
66%
2014
3%
10%
25%
62%
Cash and cash equivalents
Investment securities and FHLB stock
Loans
Other assets

14

5% 18% 66% 11% Balance Sheet - Asset Mix 3% 25% 62% 10% Cash and cash equivalents Investment securities and FHLB stock Loans Other assets 2011 2014 14

Trend in Loan Balances

$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
Millions
$988
$919
$859
$797
$828
2010
2011
2012
2013
2014

15

Trend in Loan Balances $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 2010 2011 2012 2013 2014 $988 $919 $859 $797 $828 Millions 15

Trend in Deposits

$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Millions
$1,302
$1,028
$977
$977
$981
2010
2011
2012
2013
2014
Core
Retail CDs
Brokered

16

Trend in Deposits $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2010 2011 2012 2013 2014 Millions Core Retail CDs Brokered 16 $977 $1,302 $1,028 $977 $981

Other Operating Income *

Sale of Insurance Assets
Millions
$16
$14
$12
$10
$8
$15.4
$15.0
$13.6
$13.0
$13.1
2010
2011
2012
2013
2014

*** Excluding gains/(losses)***

17

Other Operating Income * $8 $10 $12 $14 $16 2010 2011 2012 2013 2014 $15.4 $15.0 $13.6 $13.0 $13.1 Millions * Excluding gains/(losses) Sale of Insurance Assets 17

Operating Expense

Sale of Insurance Assets
Millions
$48
$43
$38
$33
$28
$23
$18
$13
$8
$45.0
$43.4
$39.5
$42.4
$40.2
2010
2011
2012
2013
2014

MyBank! 1

18

Operating Expense $8 $13 $18 $23 $28 $33 $38 $43 $48 2010 2011 2012 2013 2014 $45.0 $43.4 $39.5 $42.4 $40.2 Millions Sale of Insurance Assets 18

2014 Initiatives: Execute Capital Strategy – Build capital ratios – Resume payment of interest and dividends on Trust Preferred Debt and CPP Series A Preferred Stock – Shift capital composition 19

Corporation Remains Well-Capitalized

16%
14%
12%
10%
8%
6%
4%
2%
0%
2010
2011
2012
2013
2014
Well-Capitalized
Tangible
Leverage
Tier 1
Total

20

Corporation Remains Well - Capitalized 0% 2% 4% 6% 8% 10% 12% 14% 16% 2010 2011 2012 2013 2014 Tangible Leverage Tier 1 Total Well - Capitalized 20

Resumption of Payments on TRUPs and CPP

Bank
Cash Dividend
Corporation
Cash Payments
Third Party Investors: Trust Preferred Interest Expense
U. S. Treasury: Preferred Stock Dividends

21

Resumption of Payments on TRUPs and CPP Bank Corporation U. S. Treasury: Preferred Stock Dividends Third Party Investors: Trust Preferred Interest Expense Cash Dividend Cash Payments 21

Components of Capital 47% 15% (11)% 19% 8% Tier 1: Common Equity, before AOCI Tier 1: Qualifying TRUPs Tier 1: Preferred Stock (CPP) Tier 1 Reductions: Goodwill, Disallowed Deferred Tax Asset Tier 2: Qualifying ALL, Sub Debt, excess TRUPs December 2014 22

2015 Initiatives

- Profitably grow high quality assets
- Strengthen core earnings and increase fee income
- Improve Tangible Common Equity ratio
- Higher return to Shareholders

MyBank! 1

23

2015 Initiatives » Profitably grow h igh quality assets » Strengthen core earnings and increase fee i ncome » Improve Tangible Common Equity ratio » Higher return to Shareholders 23

Beverly Sines

Senior Vice President and
Chief Credit Officer

MyBank!
FIRST UNITED
Bank & Trust

Beverly Sines Senior Vice President and Chief Credit Officer

Delinquency Ratio

3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.22%
2.56%
2.38%
1.77%
1.58%
2010
2011
2012
2013
2014

25

Delinquency Ratio 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2010 2011 2012 2013 2014 2.22% 2.56% 2.38% 1.77% 1.58% 25

Non-Performing Loans as % of Total Loans

5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
3.74%
4.26%
2.52%
2.30%
1.44%
2010
2011
2012
2013
2014

26

Non - Performing Loans as % of Total Loans 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2010 2011 2012 2013 2014 3.74% 4.26% 2.52% 2.30% 1.44% 26

Net Charge-Offs as % of Average Loans

1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.28%
1.24%
1.41%
0.34%
0.49%
2010
2011
2012
2013
2014

27

Net Charge - Offs as % of Average Loans 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2010 2011 2012 2013 2014 1.28% 1.24% 1.41% 0.34% 0.49% 27

Criticized Loans

Millions
$258
$208
$158
$108
$58
$8
$211
$181
$126
$109
$82
2010
2011
2012
2013
2014

28

Criticized Loans $8 $58 $108 $158 $208 $258 2010 2011 2012 2013 2014 $211 $181 $126 $109 $82 Millions 28

Other Real Estate Owned

Millions
$20
$18
$16
$14
$12
$10
$8
$18.1
$16.7
$17.5
$17.0
$12.9
2010
2011
2012
2013
2014

29

Other R eal Estate Owned $8 $10 $12 $14 $16 $18 $20 2010 2011 2012 2013 2014 $18.1 $16.7 $17.5 $17.0 $12.9 Millions 29

2015 Initiatives » Continue to improve Asset Quality metrics » Reduce average loan delinquency » Reduce non - performing assets » Reduce net charge - offs 30

R.L. Fisher

Senior Vice President &
Chief Lending Officer

MyBank!
FIRST UNITED
Bank & Trust

R.L. Fisher Senior V ice President & Chief Lending Officer

32 2014 Initiatives: Commercial Banking » Increase loan balances » Improve credit quality » Build relationships » Provide multiple products and services » Create value to relationships 32

Loan Portfolio Composition

December 2013
3%
33%
43%
13%
8%
December 2014
3%
30%
44%
12%
11%
Commercial Real Estate
Acquisition and Development
Commercial and Industrial
Residential Mortgage
Consumer Installment

33

30% 12% 11% 44% 3% Commercial Real Estate Acquisition and Development Commercial and Industrial Residential Mortgage Consumer Installment December 2014 Loan Portfolio Composition 33% 13% 8% 43% 3% December 2013 33

Commercial Loan Balances

Millions
$500
$400
$300
$200
$100
$0
$69
$128
$299
$60
$107
$268
$93
$99
$256
2012
2013
2014
Commercial and Industrial
Acquistion and development
Commercial real estate

34

Commercial Loan Balances $0 $100 $200 $300 $400 $500 2012 2013 2014 $299 $268 $256 $128 $107 $99 $69 $60 $93 Millions Commercial and Industrial Acquistion and development Commercial real estate 34

Management of Commercial Loan Portfolio

Millions
$350
$300
$250
$200
$150
$100
$50
$-
$269
$294
$39
$31
Jan-14
Dec-14
Commercial Relationship Managers (CRMs)
Credit Quality

35

Management of Commercial Loan Portfolio $- $50 $100 $150 $200 $250 $300 $350 Commercial Relationship Managers (CRMs) Credit Quality $269 $39 $294 $31 Millions Jan-14 Dec-14 35

Credit Quality of Portfolio Managed by CRMs

2.00%
1.50%
1.00%
0.50%
0.00%
1.60%
0.39%
1.86%
0.93%
% 15-89 Days Delinquent
% Non-performing
Jan-14
Dec-14

36

Credit Quality of Portfolio Managed by CRMs 0.00% 0.50% 1.00% 1.50% 2.00% % 15-89 Days Delinquent % Non-performing 1.60% 1.86% 0.39% 0.93% Jan-14 Dec-14 36

Commercial Loan Production

Millions
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Commercial and Industrial
Acquistion and development
Commercial real estate
2010
2011
2012
2013
2014

37

Commercial Loan Production $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2010 2011 2012 2013 2014 Millions Commercial and Industrial Acquistion and development Commercial real estate 37

Commercial Banking – Building Relationships in 2014 » Referred and closed: ▪ $2.9 million in business with First United Trust and Investments ▪ $5.7 million in residential and other consumer loans » Collected $473,000 in fee income 38

39 2015 Initiatives: Commercial Banking » Increase loan balances » Improve credit quality » D eepen relationships » Create value to relationships » Realize return on value and grow net interest margin

Jason Rush

Senior Vice President, Chief Risk Officer & Director of Operations

MyBank!

FIRST UNITED Bank & Trust

Jason Rush Senior V ice President, Chief Risk Officer & Director of Operations

Residential Mortgage Production

$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Millions
$41.6
$48.3
$69.3
$70.1
$68.4
2010
2011
2012
2013
2014

# of loans:	252	257	360	388	296

41

Residential Mortgage Production 41 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 2010 2011 2012 2013 2014 $41.6 $48.3 $69.3 $70.1 $68.4 Millions # of loans: 252 257 360 388 296 41

Residential Loan Portfolio

Millions
$400
$300
$200
$100
$0
$357
$347
$347
$351
$368
2010
2011
2012
2013
2014

42

Residential Loan Portfolio $0 $100 $200 $300 $400 2010 2011 2012 2013 2014 $357 $347 $347 $351 $368 Millions 42

Residential Loan Servicing Portfolio

Millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$12.2
$21.9
$43.1
$60.8
$60.5
2010
2011
2012
2013
2014

43

Residential Loan Servicing Portfolio $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 2010 2011 2012 2013 2014 $12.2 $21.9 $43.1 $60.8 $60.5 Millions 43

Delivery Channel Usage ACH 19% Checks 12% ATM 4% Internet / Mobile 4% Point of Sale 37% Teller 24% 2014 44

Growth in Mobile Banking Customers

7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1,106
2,396
3,830
5,278
5,773
2011
2012
2013
2014
Q1 15

MyBank! 1

45

Growth in Mobile Banking Customers 1,106 2,396 3,830 5,278 5,773 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2011 2012 2013 2014 Q1 15 45

2015 Initiatives

DIEBOLD
DIEBOLD

4973 01

Pay™

CURRENTC™

MyBank!
46

2015 Initiatives 46 TM

Key Elements of an ERM Program

Governance Structure and Policies
Who?
Risk Assessment and Quantification
How?
Risk Management
What?
Dashboard Reporting and Monitoring
How?
Enterprise Risk Management

47

Key Elements of an ERM Program Governance Structure and Policies Risk Management Risk Assessment and Quantification Dashboard Reporting and Monitoring Enterprise Risk Management How? How? What? Who? 47

Robin Murray

Senior Vice President &
Director of Retail Banking

MyBank!
FIRST UNITED
Bank & Trust

Robin Murray Senior V ice President & Director of Retail Banking

Stable Funding Sources

Core Deposits
Millions
$800
$700
$600
$500
$400
$300
$200
$100
$0
$533
$573
$593
$651
$690
2010
2011
2012
2013
2014

49

Stable Funding Sources 49 10% growth $0 $100 $200 $300 $400 $500 $600 $700 $800 2010 2011 2012 2013 2014 $533 $573 $593 $651 $690 Millions Core Deposits 49

Impact of Deposit Interest Expense

$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Millions
$18.1
$11.9
$6.6
$5.1
$4.6
2010
2011
2012
2013
2014
24% Compound Annual Decline

50

Impact of Deposit Interest Expense 50 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 2010 2011 2012 2013 2014 $18.1 $11.9 $6.6 $5.1 $4.6 Millions 24% Compound Annual Decline 50

Customer Engagement Strategy

Branch Built for Engagement!

51

Customer Engagement Strategy Branch Built for Engagement! 51

Customer Care Center

- Extremely efficient
  - 136,000 customer calls annually
- Highly responsive
  - 20 seconds on-hold time
- Experienced staff with specialists
- Providing uncommon service and solutions

MyBank!

52

Customer Care Center » Extremely efficient – 136,000 customer c alls a nnually » Highly responsive – 20 seconds on - hold t ime » Experienced staff with specialists » Providing uncommon service and solutions 52

Momentum for the Future! » Successful execution of b ranch transformation » Stronger ties in local communities » Enriching trusted advisors commitment » Providing value to customers, associates and shareholders Living Our Story! 53

Keith Sanders

Senior Vice President &
Senior Trust Officer

MyBank!
FIRST UNITED
Bank & Trust

Assets Under Management

Millions
$800
$700
$600
$500
$400
$300
$200
$100
$0
$590
$595
$637
$675
$702
$190
$189
$215
$234
$237
2010
2011
2012
2013
2014
Trust Assets
Investment Assets

"WHAT MATTERS MOST"
Trust.

55

Assets Under Management “WHAT MATTERS MOST” Trust . $0 $100 $200 $300 $400 $500 $600 $700 $800 2010 2011 2012 2013 2014 $590 $595 $637 $675 $702 $190 $189 $215 $234 $237 Millions Trust Assets Investment Assets 55

Composition of Trust & Investments Revenue

2014

Estate Settlements 2%
Investment Services 18%
Trust Management 80%

"WHAT MATTERS MOST"
Trust.
MyBank! 1
56

Trust Management 80% Investment Services 18% Estate Settlements 2% 2014 Composition of Trust & Investments Revenue “WHAT MATTERS MOST” Trust . 56

Trust & Investments Revenue

Millions
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$4.8
$5.2
$5.4
$5.8
$6.1
2010
2011
2012
2013
2014

"WHAT MATTERS MOST"
Trust.

MyBank! 1

57

Trust & Investments Revenue “WHAT MATTERS MOST” Trust . $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 2010 2011 2012 2013 2014 $4.8 $5.2 $5.4 $5.8 $6.1 Millions 57

2015 Initiatives: Trust & Investments

Grow Depth of Teams
Identify Expansion Opportunities
Fiduciary Responsibility

"WHAT MATTERS MOST"
Trust.
58

Grow Depth of Teams Fiduciary Responsibility Identify Expansion Opportunities 2015 Initiatives: Trust & Investments “WHAT MATTERS MOST” Trust . 58

Jeannette Rudy Fitzwater

Senior Vice President &
Director of Corporate Services

MyBank!
FIRST UNITED
Bank & Trust

Jeannette Rudy Fitzwater Senior V ice President & Director of Corporate Services

2015 Strategic Employee Development Goal “Be the employer of choice for a customer - oriented, cross - trained and multi - functional staff” 60

Growing Relationships » Expand the CARE program to include ongoing behavioral based ( DiSC ) assessment training 61 TM

Growing Future Leaders » Enhance Senior Leadership Development program and introduce Emerging Leader Certification program 62

Growing a Learning and Development Culture » Initiate an Individual Development Plan for each associate 63

Growing Your Investment

"A <u>smart</u> investment in associates yields a <u>smart</u> investment for the shareholders!"

MyBank! 1

64

Growing Your Investment “A smart investment in associates yields a smart investment for the shareholders!” 64

Carissa Rodeheaver President and Chief Financial Officer

Long Term Strategic Initiatives

Enhance visibility, engagement and support in our local communities

66

Enhance visibility, engagement and support in our local communities Long Term Strategic Initiatives 66

Provide a single, unified experience for the customer across all access channels using a seamless, omni - channel approach Long Term Strategic Initiatives 67

Be the employer of choice for a customer - oriented, cross - trained, multi - functional staff Long Term Strategic Initiatives 68

Deliver a market total return to shareholders through efficient and effective delivery channels Long Term Strategic Initiatives 69

To enrich the lives of our customers, our employees and our shareholders through uncommon commitment to service and solution . Mission Statement 70

Bill Grant Chief Executive Officer and Chairman of the Board

Bill, we thank you and salute you!

MyBank!
FIRST UNITED
Bank & Trust

Bill, we thank you and salute you!

Bill Grant Chief Executive Officer and Chairman of the Board

Retiring Directors Donald E. Moran 74

Retiring Directors 75 Richard G. Stanton

LIVING OUR STORY

THROUGH THE YEARS

MyBank!
FIRST UNITED

MyBank!
76

Living Our Story 76

Thank you

mybank4.com
888-692-2654

MyBank!
FIRST UNITED Bank & Trust

Thank you m ybank4.com 888 - 692 - 2654